PROXY STATEMENT OF

                            MICROPAC INDUSTRIES, INC.
                             905 East Walnut Street
                              Garland, Texas 75040

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held AT 11:00 A.M., LOCAL TIME ON
                                February 28, 2002



Dear Stockholder:

         You are invited to attend the Annual Meeting of stockholders of Micropac Industries, Inc., to be held at the Garland Performing Arts Center, 300
N. Fifth St., Garland, Texas for the following purposes:

         To elect five directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified; and

         To transact such other business that may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on January 17, 2002, as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. Further information regarding the matters to be acted upon at the Annual Meeting are contained in the attached Proxy Statement.

         MANAGEMENT HOPES THAT YOU WILL ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOU ARE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN PROXIES.

                       By Order of the Board of Directors


                       JAMES K. MURPHEY, Secretary



DATED:   January 29, 2002

                            MICROPAC INDUSTRIES, INC.
                             905 EAST WALNUT STREET
                              GARLAND, TEXAS 75040

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                February 28, 2002


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Micropac Industries, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders that will be held on February 28, 2002, at the time and place and for the purposes set forth in the foregoing notice. This Proxy Statement, the foregoing notice and the enclosed proxy are first being sent to stockholders on or about February 6, 2002.

         The Company's Annual Report to Stockholders for the fiscal year ended November 30, 2001 is enclosed.

         The Board of Directors does not intend to bring any matter before the meeting except those specifically indicated in the foregoing notice and does not know of anyone else who intends to do so. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote, or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted FOR the election as directors of the Company of the five persons named in the section captioned "Election of Directors".

         Any proxy may be revoked at any time prior to its exercise by notifying the Company's Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         Only holders of record of common stock at the close of business on January 17, 2002 are entitled to notice of and to vote at the meeting. On that date there were 3,127,151 shares of common stock outstanding, each of which is entitled to one vote in person or by proxy on all matters properly brought before the meeting. Cumulative voting of shares in the election of directors is prohibited.

         The presence, in person or by proxy, of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting. In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Other matters, if any, to be voted on at the meeting require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

                            MICROPAC INDUSTRIES, INC.
             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

         The following table shows the number and percentage of shares of the Company's common stock beneficially owned (a) by each person known by the Company to own 5% or more of the outstanding common stock, (b) by each director and nominee, and (c) by all present officers and directors as a group.

Name and Address                      Number of Shares         Percent
of Beneficial Owner                   Beneficially Owned       of Class(1)
-------------------                   ------------------       -----------

Heinz-Werner Hempel (2)(3)                1,952,577               62.4%
Hanseatische Waren-Gesellschaft
         MBH & Co., KG
Am Wall 127
28195 Bremen 1 Germany

Nicholas Nadolsky (3)                       548,836               17.6 %
1322 Briar Hollow
Garland, Texas 75043

H. Kent Hearn (3)                             3,500               Less than .1%
1409 Briar Hollow
Garland, Texas 75043

James K. Murphey (3)                            -0-                    -
2290 One Galleria Tower
13355 Noel Road, L.B.75
Dallas, Texas 75240

Ms. Connie Wood (4)                           6,000               Less than .2%
106 Cedarview
Rockwall, Texas 75087

All officers and directors                 2,510,913              80.3%
  as a group (5 Persons)
-----------------------

(1) Calculated on the basis of the 3,127,151 outstanding shares. There are no options, warrants, or convertible securities outstanding.

(2) The Company and Mr. Heinz-Werner Hempel are parties to an Ancillary Agreement entered into in March 1987. The Ancillary Agreement primarily obligates the Company to register Mr. Hempel's stock and allows Mr. Hempel to participate in any sale of stock by the Company.

(3) A director of the Company. Each incumbent director has been nominated for reelection at the Annual Meeting.

(4) Ms. Wood, the Company's President, has been nominated by the Company for election to the Board of Directors.

                              ELECTION OF DIRECTORS


         The Board of Directors has determined that the Board should be composed of five directors and five directors are to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. Proxies solicited hereby will be voted FOR the election of the five nominees named below unless authority is withheld by the stockholder. Messrs. Nadolsky, Hearn, Hempel and Murphey are currently directors of the Company.

                                     Position(s) With
Name                       Age       the Company                 Director Since
----                       ---       ----------------            --------------

Nicholas Nadolsky          68        Chairman of the Board       March 1974
                                     Chief Executive Officer
                                     and a Director

H. Kent Hearn              66        Director                    February 1983

Heinz-Werner Hempel        73        Director                    February 1997

James K. Murphey           59        Director                    March 1990

Connie Wood                62        President                   N/A

         Mr. Nadolsky has served as the Chief Executive Officer of the Company for more than twenty-eight (28) years.

         Mr. Hearn is currently employed as a stockbroker by Milkie/Ferguson Investments, Inc. Mr. Hearn was formerly employed by Harris Securities, Dallas, Texas.

         Mr.   Hempel   is  the  Chief   Operating   Officer   of   Hanseatrsche
Waren-Gesellschaft MBH & Co, KG, Bremen Germany.

         Mr. Murphey is an attorney and member of the law firm Glast, Phillips & Murray, P.C. in Dallas, Texas. Prior to 2001, Mr. Murphey was a member of the law firm of Secore & Waller, L.L.P. in Dallas, Texas.

         Ms. Wood is the President of the Company and was elected to such office in May 1999. Prior to May 1999, Ms. Wood was a Vice President of the Company.

         The Board of Directors held four (4) meetings during the year ended November 2001. Directors receive a fee of $500.00 for each meeting. Mr. Nadolsky received fees of $2,000 in 2001, which amount is included in the "Other Compensations" column. All of the Directors other than Mr. Hempel personally attended all of the meetings. Mr. Hempel attended two of the meetings.

                    MANAGEMENT REMUNERATION AND TRANSACTIONS

Remuneration

         The following table shows as of November 30, 2001, all cash compensation paid to, or accrued and vested for the account of Mr. Nicholas Nadolsky, Chairman of the Board and Chief Executive Officer and Ms. Connie Wood, President.

                               Annual Compensation
                               -------------------

Name and                           Annual                  Other     All Other
Principal Position          Year   Salary         Bonus    Comp.    Compensation

Nicholas Nadolsky,          2001   $340,695.96      -0-    $2,000    $44,184.37
Chairman of the Board       2000   $325,651.30      -0-    $2,000    $20,823.34
and Chief Executive         1999   $316,571.38      -0-    $2,000   $729,086.12
Officer (1)


Connie Wood,                2001   $146,423.04      -0-              $13,671.36
President                   2000   $134,903.80      -0-              $12,839.70
                            1999   $125,192.27      -0-              $10,768.82
--------------------------------------------------------------------------------



(1) Mr. Nadolsky has been employed as the Chairman of the Board and Chief Executive Officer since May 1974 pursuant to employment agreements which have been periodically amended and renewed. The present employment agreement was renewed effective March 1, 1999 and provides that if the Company elects to terminate the employment agreement prior to March 1, 2004, for reasons other than Mr. Nadolsky's inability or unwillingness to perform his obligations, the Company is obligated to pay Mr. Nadolsky his salary for eighteen (18) months after the date of termination.


Benefit Plans
-------------

         The Company maintains a Family Medical Reimbursement Plan for the benefit of its executive officers and their dependents. The Plan is funded through a group insurance policy issued by an independent carrier and provides for reimbursement of 100% of all bona fide medical and dental expenses that are not covered by other medical insurance plans. During the fiscal year ended November 30, 2001, Mr. Nadolsky received reimbursements of $12,188.56 and Ms. Wood received $4,970.02, which amounts are included in the "All Other Compensation" columns shown in the preceding remuneration table.

         In July 1984, the Company  adopted a Salary  Reduction Plan pursuant to
Section 401(k) of the Internal Revenue Code. The Plan's benefits are available to all Company employees who are at least 18 years of age and have completed at least six months of service to the Company as of the beginning of a Plan year. Plan participants may elect to defer up to 15% of their total compensation as their contributions, subject to the maximum allowed by the Internal Revenue code 401(k), and the Company matches their contributions up to a maximum of 6% of their total compensation. A participant's benefits vest to the extent of 20% after three years of eligible service and become fully vested at the end of seven years.

         During the fiscal year ended November 30, 2001, the Company made contributions to the Plan for Mr. Nadolsky in the amount of $10,500 and for Ms. Wood in the amount of $8,701.34, which amounts are included in the "All Other Compensation" column shown in the preceding remuneration table.

         Mr. Nadolsky's employment agreement provides that Mr. Nadolsky may elect to carry over any unused vacation times to subsequent periods or elect to be paid for such unused vacation time. In 2001, Mr. Nadolsky elected to be paid for all prior unused vacation time in the amount of $21,495.81 and the amount of such payment is included in the "All Other Compensation" column shown in the preceding remuneration table.

         On January 15, 2001, the Board of Directors adopted the Micropac Industries, Inc. 2001 Employee Stock Option Plan. To date, no options have been granted under the Plan.

Interest In Certain Transactions
--------------------------------

         On January 15, 2001, the Board of Directors, with Mr. Nadolsky abstaining, approved an offer for the Company to purchase 500,000 shares of Mr. Nadolsky's common stock at a cash purchase price of $2.50 per share for a total price of $1,250,000. Mr. Nadolsky accepted this offer and sold 500,000 of his shares on February 5, 2001, for $1,250,000.

         In January 2001, the Board of Directors approved the entering into an agreement under the term of which the Company would, under certain circumstances, agree to purchase Mr. Nadolsky's remaining shares of common stock.

         Since 1980, the Company has leased a 4,800 square-foot building from Mr. Nadolsky which is used primarily for manufacturing. The lease originally provided for a monthly rental of $1,900 (an amount based upon a January 1984, independent appraisal of the building's value) and was to have expired on January 1, 1987. Since 1987, the Company has extended the term of this lease from time to time. The last renewal of the lease was on July 1, 1999 for a five
(5) year period at a monthly rental rate of $2,906.20. The rental paid to Mr. Nadolsky pursuant to this lease was $36,758.48 for the fiscal year ended November 30, 2001.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has served as independent accountants since 1975 and has been responsible for the Company's financial audit for the fiscal year ended November 30, 2001.

         Management anticipates that a representative from Arthur Andersen LLP will be present at the Annual Meeting to be given the opportunity to make a
statement  if  he  desires  to  do  so.  It  is  also   anticipated   that  such
representative will be available to respond to appropriate questions from stockholders.



                                   AUDIT FEES

         Arthur Andersen LLP has billed the Company $54,000 for professional services for the audit of the Company's financial statements for 2001 and the review of the interim financial statements included in the Quarterly Reports.

         In addition to the audit fees, Arthur Andersen LLP has billed the Company $26,615 for tax advisory and tax return preparation services.



                     REVIEW OF AUDITED FINANACIAL STATEMENTS

         The Board of Directors does not have standing audit, nominating, or compensation committee or committees performing similar functions.

         The Board of directors has discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The directors have considered and reviewed with the independent auditors their audit plans, the scope of the audit, the identification of audit risks.

         The Board of Directors has reviewed the Company's audited financial statements for the fiscal year ended November 30, 2001, and discussed them with management and the Company's independent auditors. Management has the responsibility for the preparation and integrity of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements. Based on this and discussions with management and the independent auditors, the Board of Directors has recommended that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended November 30, 2001 for filing with the Securities and Exchange Commission. It is not the duty of the Directors to plan or conduct audits, to determine that Company's financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. Those responsibilities belong to management and Company's independent auditors. In giving its recommendations, the Directors considered
(a) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (b) the report of the Company's independent auditors with respect to such financial statements.


         The Board of Directors has received and reviewed written disclosures and a letter from the independent accountant's required by the Independence Standards Board Standard No. 1, entitled "Independence Discussions with Audit Committee," as amended to date, and has discussed with the independent accountants their independence from management.

                         COST OF SOLICITATION OF PROXIES

         The Company will bear the costs of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and all charges to brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company.



                             STOCKHOLDERS PROPOSALS

         Any stockholder proposing to have any appropriate matter brought before the next Annual Meeting of Stockholders scheduled for February 2003 must submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission. Such proposal should be sent to Mr. Dave Hendon, P. 0. Box 469017, Garland, Texas 75046, no later than November 1, 2002.